UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                       AMENDMENT TO REGISTRATION STATEMENT
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 WebSecure, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 04-3296069
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  1711 Broadway, Saugus, Massachusetts                     01906
----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each  exchange on which
to be so registered                              each class is to be registered
-------------------                              -------------------------------
Common Stock,  $.01 par value per share          Philadelphia Stock Exchange
Redeemable Common Stock Purchase Warrants        Philadelphia Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      none
--------------------------------------------------------------------------------
                                (Title of class)

                                      none
--------------------------------------------------------------------------------
                                (Title of class)





                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

WebSecure, Inc. (the "Registrant") hereby amends its Registration Statement on Form 8-A, filed October 30, 1996, to change the section of the Securities Act of 1934 pursuant to which the Registrant's securities are to be registered from
Section 12(g) to Section 12(b).

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Common Stock
         ------------
         The capital stock of the Registrant to be registered is the Registrant's Common Stock, $.01 par value per share (the "Common Stock"). A description of the Common Stock comparable to the description required here has been previously filed on September 11, 1996 with the Securities and Exchange
Commission (the "Commission") in the Registrant's filing of a Registration Statement on Form SB-2, as amended on October 25, 1996 and November 27, 1996 (the "Form SB-2") under the Securities Act of 1933 (Registration No. 333-11751).


         Redeemable Warrants
         -------------------
         The Redeemable Warrants of the Registrant to be registered hereby are the Registrant's Redeemable Common Stock Purchase Warrants, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $9.60 per share (the "Warrants"). A description of the Warrants comparable to the description required here has also been previously filed with the Commission in the Form SB-2.

ITEM 2.  EXHIBITS.

         The following exhibits required by Instruction I to Item 2 of Form 8-A have been filed as exhibits to the Registrant's Form SB-2 and are incorporated by reference herein.

         Exhibit
           No.                                  Title
         -------                                -----
            3a Certificate of Incorporation of the Company, dated September 1995 with Amendments thereto dated September 1995, December 1995 and March 1996 and a Certificate of Correction dated June 1996.

            3b             Bylaws.

            4b             Specimen Stock Certificate.

            4d Form of Representative's Warrant Agreement with Form of Representative's Warrant attached thereto.




                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  WEBSECURE, INC.


                                                  By: /s/ Robert M. Kuzara
                                                      --------------------------
                                                          Robert M. Kuzara,
                                                              President
                                                                 and
                                                        Chief Executive Officer

Date: January 17, 1997